Exhibit 4.40

EXECUTION VERSION

DATED 17 JULY 2020

LIBERTY GLOBAL B.V.

and

VODAFONE CZECH REPUBLIC A.S.

and

VODAFONE WEST GMBH

and

VODAFONE MAGYARORSZAG ZRT.

and

VODAFONE ROMANIA S.A.

FIRST AMENDMENT AGREEMENT

to the

TRANSITIONAL SERVICES
AGREEMENT DATED 31 JULY 2019

This First Amendment Agreement (“this Amendment”) is made on 17 July 2020 between:

1.	LIBERTY GLOBAL B.V., whose registered office is at Boeing Avenue 53, 1119 PE Schiphol-Rijk, The Netherlands (registered in The Netherlands at the Commercial Registry with registration No. 34168993) (the “Service Provider”);

2.	VODAFONE CZECH REPUBLIC A.S (the universal successor of UPC Ceska Republika s.r.o.), whose registered office is at náměstí Junkových 2808/2, Stodůlky 155 00 Praha 5, Czech Republic (registered in the Czech Republic with No. 25788001) (the “CZ Service Recipient”);

3.	VODAFONE WEST GMBH (formally known as Unitymedia GmbH), whose registered office is at Aachener Staße 746-750, 50933 Cologne, Germany (registered with the local court of Cologne with No. HRB 68501) (the “DE Service Recipient”);

4.	VODAFONE MAGYARORSZAG ZRT. (the universal successor of UPC Magyarorszag Kft.), whose registered office is at 1096 Budapest, Lechner Ödön fasor 6, Hungary (registered in Hungary with No. 01 10 044159) (the “HU Service Recipient”); and

5.	VODAFONE ROMANIA S.A. (the universal successor of UPC Romania S.A.), whose registered office is at 201 Barbu Vacarescu, 8th Floor, 2nd District, Bucharest, Romania (registered in Bucharest, Romania with No. J40/9852/19960 (the “RO Service Recipient”).

together the “parties” and individually a “party”.

RECITALS:

(A)	Pursuant to an agreement dated 31 July 2019 between Liberty Global B.V., UPC Ceska Republica s.r.o., Unitymedia GmbH, UPC Magyarorszag Kft., UPC Romania S.A., Liberty Global Plc and Vodafone Group Plc (the “TSA”) it was agreed that: (i) the Service Provider should provide, or procure the provision of, certain services to the Service Recipient Group and (ii) the parties should co-operate to achieve Migration and Integration in accordance with the terms of the TSA.

(B)	It is agreed that the parties now wish to use this Amendment to make certain changes to the TSA given that the:

(i)	legal mergers the CZ Service Recipient, HU Service Recipient and HU Service Receipt have now taken place;

(ii)	DE Service Recipient has been renamed;

(iii)	parties have agreed that the DE Service Recipient will no longer receive the “Pega Digitisation Service” in Development Mode and no further development or roll out of the Pega platform will occur as of Effective Date; and

(iv)	Phase 2 Baseline Exercise has been completed.

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THE PARTIES AGREE as follows:

1.	Definitions and Interpretation

1.1	In this Amendment, unless otherwise specified or the context otherwise requires:

(A)	Terms defined in the TSA shall have corresponding meanings when used in this Amendment.

(B)	The principles of interpretation set out in clause 1.2 (Interpretation) of the TSA shall apply to this Amendment.

(C)	Reference to “this Amendment” shall include its Annexes.

(D)	Reference to an Annex means an annex to this Amendment.

1.2	In this Amendment:

“Amendment Effective Date” means 31 July 2019; and

“TSA” has the meaning given to it in Recital (A).

1.3	If there is any conflict between the terms of this Amendment and the terms of the TSA, the terms of this Amendment shall prevail.

2.	Amendment and Restatement

2.1	The following amendment and restatement shall be deemed to take effect from the Amendment Effective Date.

2.2	In relation to legal merger and entity name change of the Service Recipients, the parties acknowledge and agree that:

(A)	the obligations and rights of UPC Ceska Republika s.r.o have now been assumed by the CZ Service Recipient by way of universal succession effective from 1 April 2020 whereby UPC Ceska Republika s.r.o. merged with the CZ Service Recipient;

(B)	Unitymedia GmbH has been renamed ‘Vodafone West GmbH’;

(C)	the obligations and rights of UPC Magyarorszag Kft. have now been assumed by the HU Service Recipient by way of universal succession effective from 31 March 2020 whereby UPC Magyarorszag Kft. merged with the HU Service Recipient; and

(D)	the obligations and rights of UPC Romania S.A. have now been assumed by the RO Service Recipient by way of universal succession effective from 31 March 2020 whereby UPC Romania S.A. merged with the RO Service Recipient.

2.3	In relation to the Pega Digitisation Service:

(A)	Schedule 1 Part G (German IT Services) of the TSA shall be amended and restated in the form set out in Annex 1; and

(i)	Schedule 3 (DE Charges) of the TSA shall be amended and restated in the form set out in Annex 2 with the insertions shown in underlined text and deletions shown in strike through text.

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2.4	In relation to the Baseline Exercise:

(A)	Schedule 12 (Service Levels and Credits) of the TSA shall be amended and restated as set out in Annex 3; and

(B)	Annex 5 to Schedule 12 (Service Levels Description Documents) of the TSA shall be amended and restated in the form set out in Annex 4 with the insertions shown in underlined text and deletions shown in strike through text.

2.5	As a consequence of the amendments set out in paragraph 2.2 and paragraph 2.3 above, the parties agree that the Phase 2 Baseline Exercise has now been completed.

3.	Counterparts

3.1	This Amendment may be executed in any number of counterparts, and by separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Amendment, but all the counterparts shall together constitute but one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

4.	Confirmation and Incorporation of Terms

4.1	The parties further agree and declare that the terms of the TSA, except as varied by this Amendment, are confirmed as if the same were set out in this Amendment in full, and that such terms as so varied shall for all purposes be deemed incorporated in this Amendment.

4.2	The provisions of clause 44 (choice of governing law) of the TSA shall apply mutatis mutandis to this Amendment (including that any reference to “this Agreement” in the incorporated terms shall be deemed as a reference to this Amendment).

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SIGNATURE

This First Amendment Agreement is signed by duly authorised representatives of the parties on the date first written above:

LIBERTY GLOBAL B.V.

Signed by	)	SIGNATURE:

as duly authorised Attorney-in-Fact of	)	/s/ Ron Huisman /s/ Cherilyn Laban

Liberty Global B.V.	)	NAME:	Ron Huisman & Cherilyn
Laban, Directors

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VODAFONE WEST GMBH

Signature:	/s/ Gregor Laue

Name:	Gregor Laue

Title:	Head of Supply Chain Management
Department Commercial & Services
Vodafone GmbH
Germany

Signature:	/s/ Lena Bettermann

Name:	Lena Bettermann

Title:	Director Procurement

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VODAFONE CZECH REPUBLIC A.S

Signature:	/s/ Milan Kniže

Name:	Milan Kniže

Title:	Member of Board of Directors

Signature:	/s/ Jan Klouda

Name:	Jan Klouda

Title:	Member of Board of Directors

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VODAFONE MAGYARORSZAG ZRT

Signature:	/s/ Ahmed Eisayed

Name:	Ahmed Eisayed

Title:	Technology Director

VODAFONE ROMANIA S.A.

Signature:	/s/ Murielle Mane Christine Puglionisi ép. Lorilloux

Name:	Murielle Mane Christine Puglionisi ép. Lorilloux

Title:	Chief Executive Officer

Signature:	/s/ Marius Tarcolea Corcoman

Name:	Marius Tarcolea Corcoman

Title:	Chief Financial Officer

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